EXHIBIT 99.1
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FOR IMMEDIATE RELEASE

AMERICAN STOCK EXCHANGE ACCEPTS THINKENGINE PLAN

Marlborough, Mass. - August 21, 2007 (BUSINESS WIRE) -- ThinkEngine Networks, Inc. (AMEX: THN), today announced that on August 20, 2007 it received notice from the American Stock Exchange (the "Exchange") indicating that the Exchange has reviewed and accepted the Company's plan to regain listing qualifications compliance. With the acceptance of the plan, the Company will be able to continue its listing during the plan period pursuant to an extension granted until November 22, 2008.

The Company is below certain of the Exchange's continued listing standards, as set forth in Section 1003 (a) (iii) of the AMEX Company Guide, in that the Company, as of March 31, 2007, had Stockholders' Equity of less than $6,000,000 and had sustained losses from continuing operations and/or net losses in its five most recent fiscal years; and, as set forth in Section 1003 (a) (ii) of the AMEX Company Guide, in that the Company, as of June 30, 2007, had Stockholders' Equity of less than $4,000,000 and had sustained losses from continuing operations and/or net losses in three out of its four most recent fiscal years.

If the Company does not show progress consistent with the plan, or achieve the milestones in its plan during the interim, then the Company will be subject to immediate delisting proceedings.

ABOUT THINKENGINE NETWORKS

ThinkEngine Networks is a leading provider of TDM and IP capable conferencing bridges and media servers. The VSR1000 includes both TDM and IP interfaces as standard equipment and is capable of processing 968 simultaneous sessions in a compact 1U platform. The NEBS 3 certified platform has been deployed by customers to implement reservationless conferencing, prepaid calling, and IVR applications. The Company's CX Series - Exchange Network Media Servers are a cost-effective and highly scalable family of carrier-class media server platforms. They deliver advanced network media solutions in VoIP networks as well as in traditional AIN and TDM circuit switched and mixed network environments. ThinkEngine is a disruptive force in the marketplace - drastically reducing the cost of implementation while giving customers a migration path from TDM to VoIP. For more information about the Company, visit http://www.thinkengine.com.

SAFE HARBOR STATEMENT

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. ALL STATEMENTS CONTAINED HEREIN WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED. SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE CONTINUANCE OF REDUCED CAPITAL EXPENDITURES THROUGHOUT THE TELECOMMUNICATIONS MARKET, VARIABILITY OF SALES VOLUME FROM QUARTER TO QUARTER, PRODUCT DEMAND, MARKET ACCEPTANCE,

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LITIGATION, DEPENDENCE ON SIGNIFICANT CUSTOMERS, THIRD PARTY SUPPLIERS AND
INTELLECTUAL PROPERTY RIGHTS, RISKS IN PRODUCT AND TECHNOLOGY DEVELOPMENT AND OTHER RISK FACTORS DETAILED IN THE COMPANY'S MOST RECENT FORM 10-K, AND OTHER SUBSEQUENT SECURITIES AND EXCHANGE COMMISSION FILINGS. THINKENGINE NETWORKS DOES NOT UNDERTAKE ANY DUTY TO UPDATE FORWARD-LOOKING STATEMENTS.

CONTACT: John Steinkrauss       Chief Financial Officer
ThinkEngine Networks, Inc.      jsteinkrauss@thinkengine.com       508-597-0452
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Source: ThinkEngine Networks, Inc.

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